Exhibit 99.1

newsrelease

Contact:	Contact:
Jenny L. Apker	James M. Gruskin
800/497-6329	800/497-6329

R.H. DONNELLEY CORPORATION TO REDEEM APPROXIMATELY 50
PERCENT OF ITS OUTSTANDING CONVERTIBLE PREFERRED STOCK FOR
APPROXIMATELY $277 MILLION

CARY, N.C., January 10, 2005 — R.H. Donnelley Corporation (NYSE: RHD), a leading yellow pages publisher and directional media company, today announced that it plans to redeem approximately 50 percent of its outstanding convertible preferred stock for approximately $277.2 million. The convertible preferred stock, issued upon completion of the Sprint Publishing and Advertising acquisition in January 2003, is held by investment partnerships affiliated with The Goldman Sachs Group, Inc. Following the repurchase, as provided by the terms of the preferred stock, the two directors elected by Goldman will continue to serve on R.H. Donnelley's Board.

As a result of the convertible preferred stock redemption, the company is updating guidance for 2005 where noted on the attached schedule. Additional guidance for 2005 was filed with the SEC on Form 8-K on December 7, 2004.

Investor Conference Call

R.H. Donnelley will hold a conference call on January 11, 2005 at 10:00 a.m. EST to discuss the updated guidance for 2005 and the anticipated impact of the transaction. The call can be accessed by dialing 1-888-387-9606 (domestic) or 1-484-630-7198 (international). The passcode for the call is “RHD”. Please dial in to the call by 9:50 a.m. EST. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on “Investor Information” and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 1-800-283-9732 (domestic) or 1-402-998-1159 (international). The recording will be available through January 25, 2005. There is no passcode for the replay.

About R.H. Donnelley

RHD publishes 389 directories, with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes 260 directories under the Sprint Yellow Pages® brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes 129 directories under the SBC® Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint markets under the Best Red Yellow Pages® brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC’s www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

Safe Harbor Provision
Certain statements contained in this press release regarding R.H. Donnelley’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption “Outlook” are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company’s other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media; (5) our ability to successfully integrate the business recently acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.

(See attached table)

R.H. DONNELLEY

2005 GUIDANCE

$ IN MILLIONS
	AS PROVIDED	REVISED
	ON 12/7/04	AS OF 1/10/05 (3)	DIFFERENCE

Adjusted EBITDA	$575	$575	$0

Depreciation and Amortization	$90	$90	$0

Adjusted Operating Income	$485	$485	$0

Interest Expense	$215	$237	$22

Income Tax Expense	$107	$98	($9)

Adjusted Net Income(1)	$163	$150	($13)

Adjusted Wtd. Avg. Diluted Shares(2)	43.5	38.7	(4.8)

Adjusted EPS	$3.75	$3.88	$0.13

Cash Flow from Operations	$380	$370	($10)

Less: Capital Expenditures	($35)	($35)	$0

Free Cash Flow	$345	$335	($10)

NOTES:

(1) Before preferred dividend.
(2) Assumes conversion of preferred at beginning of period.
(3) Pro forma for convertible preferred stock redemption and related financing as if transaction occurred on 1/1/05.

R.H. DONNELLEY CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions
	Original		Revised
	Full Year 2005		Full Year 2005
	Outlook	Adjustments	Outlook

Reconciliation of adjusted EBITDA outlook to adjusted net income outlook and net income outlook
Adjusted EBITDA outlook	$575		$575
Less expected tax provision	(107)	9	(98)
Less expected interest expense, net	(215)	(22)	(237)
Less expected depreciation and amortization	(90)		(90)

Adjusted net income outlook	$163	$(13)	$150
Less revenue from SBC-branded directories that published prior to the acquisition plus all September 2004 SBC-branded directories that would have been recognized during the period absent purchase accounting adjustments required under GAAP	(86)		(86)
Plus expenses from SBC-branded directories would have been recognized during the period absent purchase accounting adjustments	43		43

Net income outlook — GAAP	$120	$(13)	$107

R.H. DONNELLEY CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont.)
(unaudited)

Amounts in millions
	Original		Revised
	Full Year 2005		Full Year 2005
	Outlook	Adjustments	Outlook

Reconciliation of adjusted operating income to operating income
Adjusted Operating Income	$485		$485
Less revenue from SBC-branded directories that published prior to the acquisition plus all September 2004 SBC-branded directories that would have been recognized during the period absent purchase accounting adjustments required under GAAP	(86)		(86)
Plus expenses from SBC-branded directories would have been recognized during the period absent purchase accounting adjustments	43		43

Operating income–GAAP	$442	$—	$442

R.H. DONNELLEY CORPORATION
RECONCILIATION TO NON-GAAP MEASURES (con’t)
 (unaudited)

Amounts in millions, except per share amounts	Original		Revised
	Full Year 2005		Full Year 2005
	Outlook	Adjustments	Outlook
Reconciliation of cash flow from operations outlook — GAAP to free cash flow outlook
Cash flow from operations outlook — GAAP	$380	$(10)	$370
Less capital expenditures	(35)		(35)

Free cash flow outlook	$345	$(10)	$335

R.H. DONNELLEY CORPORATION
RECONCILIATION TO NON-GAAP MEASURES (con’t)
 (unaudited)

Amounts in millions, except per share amounts
	Original		Revised
	Full Year 2005		Full Year 2005
	Guidance	Adjustments	Guidance
Reconciliation of expected diluted shares outstanding — GAAP to expected diluted shares outstanding — as adjusted
Diluted shares outstanding — GAAP	33.3	0.4	33.7
Additional diluted shares outstanding assuming the preferred stock is converted to common stock at the beginning of the period	10.2	(5.2)	5.0

Diluted shares outstanding — as adjusted	43.5	(4.8)	38.7

R.H. DONNELLEY CORPORATION
RECONCILIATION TO NON-GAAP MEASURES (con’t)
 (unaudited)

Amounts in millions, except per share amounts
	Original		Revised
	Full Year 2005		Full Year 2005
	Guidance	Adjustments	Guidance
Reconciliation of diluted earnings per share — GAAP outlook to diluted earnings per share — adjusted outlook
Diluted earnings per share — GAAP outlook	$2.33	$(3.66)	$(1.33)
Effect of converting preferred stock to common stock at the beginning of the period	0.39	0.09	0.48
Elimination of reduction to earnings available to common stockholders resulting from convertible preferred stock redemption		3.62	3.62
Impact of SBC transaction, including adjustments to eliminate purchase accounting	1.03	0.08	1.11

Diluted earnings per share — outlook adjusted	$3.75	$0.13	$3.88